Exhibit 10.15

Associated Commercial Finance, Inc.

March 27, 2006

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

5995 Opus Parkway, Suite 200

Minneapolis, MN 55343

Attention: Mr. Mark Marlow

Ladies and Gentlemen:

We refer to the Letter Loan Agreement dated as of July 20, 2004 among Virtual Radiologic Professionals, LLC, a Delaware limited liability company and successor by merger to Virtual Radiologic Professionals, PLC, a Minnesota professional limited liability company (“VRP LLC”) and Virtual Radiologic Corporation, a Delaware corporation f/k/a Virtual Radiologic Consultants, Inc. and successor by merger to Virtual Radiologic Consultants, Inc., a Minnesota corporation (“VRC INC”); and together with VRP LLC being sometimes hereinafter referred to collectively as the “Borrowers” and individually as a “Borrower”), and us (the “Lender”), as amended by a letter amendment dated March 16, 2005, an Assumption Agreement; and Amendment of Loan Agreement dated as of May 2, 2005 and a letter amendment dated November 11, 2005 (as so amended, the “Loan Agreement”; capitalized terms not otherwise defined herein being used herein are defined in the Loan Agreement). On the “Effective Date” (as defined below) of this letter amendment, the Lender hereby agrees with the Borrowers to further amend the Loan Agreement as follows:

(a) The Loan Agreement is generally amended so that any reference to:

(i) “VRP PLC” or words to similar effect shall be deemed to be a reference to “VRP LLC”,

(ii) a “Loan Party” or the “Loan Parties” or words to similar effect shall be deemed to be an individual or collective reference, as the case may be, to the Borrowers, the Pledgors, and the professional service corporations or other entities (each a “PSC” and collectively the “PSCs”) that have become a party to the PSC Guaranty and a PSC Security Agreement including, without limitation:

Virtual Radiologic Professionals of California, P.A.

Virtual Radiologic Professionals of Illinois, P.A.

Virtual Radiologic Professionals of Michigan, P.C.

Virtual Radiologic Professionals of Minnesota, P.A.

Virtual Radiologic Professionals of New York, P.A.

Virtual Radiologic Professionals of Texas, P.A.;

401 East Kilbourn Avenue, Suite 350, Milwaukee, WI 53202 414-283-2367

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

(iii) a “Loan Document” or the “Loan Documents” or words to similar effect shall be deemed to include, without limitation and as part of the Loan Documents described in Section 1 of the Loan Agreement:

(A) the Guaranty dated as of March 27, 2006 (the ‘PSC Guaranty’) made by the then existing PSCs in favor of the Lender; and

(B) the several Security Agreements dated as of even date with the PSC Guaranty (each a “PSC Security Agreement” and collectively the “PSC Security Agreements”) respectively made by the then existing PSCs in favor of the Lender and any PSC Security Agreement subsequently made by any PSC in favor of the Lender pursuant to Section 7(m) of the Loan Agreement; and

(C) the Pledge Agreement dated as of even date with the PSC Guaranty (the “PSC Pledge Agreement”) made by Dr. Casey in favor of the Lender; and

(D) the Security Interest Subordination Agreement dated as of even date with the PSC Guaranty (the “PSC Security Interest Subordination Agreement”) made by VRC INC in favor of the Lender;

in each case, as originally executed and as amended, modified or supplemented from time to time;

(b) Section 2(a) of the Loan Agreement is amended by deleting the “proviso” clause at the end of the first sentence thereof and substituting the following therefor:

“;provided, however, that the Lender shall not be required to make an Advance if, after giving effect to such Advance, the aggregate amount of the Advances (such aggregate amount being the ‘Revolving Credit Loan’ or the ‘Loan’); would exceed the lesser of the Line of Credit or the Borrowing Base plus, if the Advance is being made pursuant to Section 2(h)(ii) (any such Advance being a ‘LC Advance’), then the Cash Collateral Amount.”.

(c) The definitions of “Borrowing Base” and “Eligible Accounts” appearing in Section 2(a) of the Loan Agreement are respectively amended in their entireties to read as follows:

“Borrowing Base” shall mean, at any date of determination, the result of:

(a) 85% of the Eligible Accounts of VRP LLC and of the Eligible PSCs; minus

(b) a reserve of $400,000.00; minus (c) reserves for taxes, assessments, charges

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

and levies permitted by Section 7(d); provided, however, that the Lender reserves the right, in its reasonable business judgment, to adjust such borrowing base percentage and to adjust or establish new reserves from time to time based on its periodic evaluation of the Collateral and the Borrowers’ and/or the Eligible PSCs’ respective business operations. The amount of the Borrowing Base shall be determined periodically from the most recent Borrowing Base Certificate and supporting reports delivered to the Lender pursuant to Section 7(a).

‘Eligible Accounts’ of VRP LLC and of each Eligible PSC shall mean the United States dollar value (net of finance charges and/or service charges) of only such accounts of such Loan Party arising from the rendering of teleradiology services to radiology practices, hospitals and clinics in the ordinary course of business in which the Lender holds the only security interest and as to which the Lender, in its reasonable business judgment, shall from time to time determine to be collectible in a timely manner in the ordinary course of business without dispute or set-off. Without limiting the Lender’s right, in its reasonable business judgment, to consider any account not to be an Eligible Account, and by way of example only of types of accounts that the Lender will consider not to be Eligible Accounts, the Lender, notwithstanding any earlier classification of eligibility, may consider any account not to be an Eligible Account if: (a) any warranty is breached as to the account or the account debtor disputes liability or makes any claim with respect to the account; (b) (i) the account is not paid by the account debtor within the earlier of: (A) 60 days after the original due date of such account; or (B) 90 days after the original invoice relating thereto; or (ii) the account is owed by any account debtor who has not paid 10% or more of such account debtor’s accounts within the time periods specified in subsection (b)(i) above; (c) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor owing the account, or the account debtor owing the account assigns for the benefit of creditors, becomes insolvent, fails, suspends, or goes out of business, or the Lender, in its reasonable business judgment, shall become dissatisfied with the creditworthiness of an account debtor owing an account; (d) the account arises from a sale to an account debtor outside the United States, unless the sale is on letter of credit, acceptance or other terms acceptable to the Lender; (e) the account debtor is an Affiliate, supplier or creditor of any Loan Party; (f) the account debtor is the United States of America or any agency or department thereof and the account is subject to the Assignment of Claims Act; (g) if the account arises under an agreement between VRP LLC or an Eligible PSC, on the one hand, and the relevant account debtor, on the other hand, pursuant to which the relevant Loan Party provides radiology services to such account debtor (the ‘Client Agreement’) that does not contain a provision to the effect that such account debtor will pay the accounts arising under such Client Agreement without set-off, counter-claim, recoupment or other defense (or words to similar effect) in form and substance reasonably satisfactory

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

to the Lender and, if further requested by the Lender in writing, such account debtor does not enter into an agreement with the Lender pursuant to which, among other things, such account debtor has agreed to pay its accounts owed to the relevant Loan Party without set-off, counter-claim, recoupment or other defense (a ‘Non-Offset Agreement’); provided, however, that if the Lender requests a Non-Offset Agreement from any such account debtor, then the Lender agrees that it will not exclude any of such account debtor’s Eligible Accounts that are included in the Borrowing Base at the time of the Lender’s request for such account debtor’s Non-Offset Agreement because of the relevant Loan Party’s failure to comply with this subsection (g) so long as: (i) such account arises pursuant to the un-expired term of any Client Agreement in effect on the date of this Agreement without giving effect to any renewals or extensions thereof (such Client Agreement for its un-expired term being an ‘Existing Client Agreement’) and the account debtor on such account has not exercised, and does not exercise, any set-off against any Loan Party with respect to any account owed to any Loan Party by such account debtor; or (ii) such account arises pursuant to any Client Agreement, other than an Existing Client Agreement, and: (A) the account debtor on such account has not exercised, and does not exercise, any set-off against any Loan Party with respect to any account owed to any Loan Party by such account debtor; or (B) the Lender, in its reasonable business judgment, has not determined that any such existing account is not collectible in a timely manner in the ordinary course of business without dispute or set-off; (h) the account is subject to the anti-assignment provisions under the Medicare or Medicaid programs or any state statute or regulation limiting the assignment of health care receivables unless the relevant Loan Party and the Lender have implemented collection procedures in compliance with such programs, statutes or regulations; (i) such account is due from any natural person, rather than a radiology practice, hospital or clinic; or (j) such account results from the provision of professional services by a physician pursuant to an Independent Physician Agreement between such physician and the relevant Loan Party that contains language that could be construed to provide that the relevant Loan Party is billing for such physician’s professional services on behalf of such physician unless such account is subject to the Repurchase Obligation.”

(d) Section 2(a) of the Loan Agreement is further amended by adding the following new definition of “Eligible PSC” in proper alphabetical order:

“Eligible PSC” shall mean each PSC that is a party to the PSC Guaranty and a PSC Security Agreement.

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

(e) Section 2(e)(ii) of the Loan Agreement is amended in its entirety to read as follows:

“(ii) Mandatory. If, at any time, the Revolving Credit Loan exceeds the lesser of the Line of Credit or the Borrowing Base plus, if the Revolving Credit Loan includes a LC Advance, then an additional amount equal to the lesser of such LC Advance or the Cash Collateral Amount, then the Borrower, upon demand, shall jointly and severally prepay the Revolving Credit Loan by the amount of such excess together with interest on the amount prepaid.”

(f) Section 2(h)(i) of the Loan Agreement is amended in its entirety to read as follows:

“(i) Manner of Issuance. From time to time, the Lender IN ITS SOLE AND ABSOLUTE DISCRETION, may agree with the Borrowers to execute a L/C Agreement Addendum in order to induce the LC Bank to issue a proposed Letter of Credit for the account of the Borrowers; provided, however, that the Lender will not consider the Borrowers’ request for the issuance of a Letter of Credit if, after giving effect, to such issuance, the Letter of Credit Obligations would exceed the Cash Collateral Amount, minus, if a LC Advance is outstanding and is not otherwise supported by the Borrowing Base, the amount of such LC Advance that is not supported by the Borrowing Base.”

(g) Section 7 of the Loan Agreement is amended by: (i) inserting the word “and” after the semi-colon appearing at the end of Section 7(1); and (ii) adding the following new Section 7(m):

“(m) (i) cause each professional service corporation or other entity organized or acquired by any Borrower or any other PSC after March 27, 2006 for the purpose of providing teleradiology services in accordance with applicable state laws, or any other entity that provides teleradiology services and that has entered into a management services agreement with any Borrower or any PSC execute and deliver to the Lender: (A) a Joinder to Guaranty in form and substance reasonably satisfactory to the Lender and pursuant to which such PSC, among other things, shall become a guarantor party to the PSC; (B) a PSC Security Agreement in form and substance similar to the then existing PSC Security Agreement; and (C) such other documents, certificates and other materials in the form provided by the Lender as the Lender may reasonably request; and (ii) cause VRC to amend the PSC Security Interest Subordination Agreement to add such PSC to Schedule 1 attached thereto identifying the ‘Grantors’ covered by the PSC Security Interest Subordination Agreement;”.

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

(h) Sections 9(d), (f) and (m) of the Loan Agreement are respectively amended in their entireties to read as follows:

“(d) any Borrower or any PSC shall default and fail to cure such default in the time provided therein, under the terms of any other agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money in the aggregate amount of more than $50,000.00 for any or all Borrowers and PSCs and: (i) the maturity of any amount owed under such document or instrument is accelerated; or (ii) such default shall continue unremedied or unwaived for a period of time to permit such acceleration;

(f) any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) shall be issued against any Borrower or any PSC or any of such Borrower’s or such PSC’s assets where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceed $50,000.00 for any or all Borrowers and PSCs and are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy;

(m) there is instituted against any Borrower or any PSC any civil or criminal proceeding for which forfeiture of any material asset is a potential penalty, or any Borrower or PSC is enjoined, restrained or in any way prevented by order of any governmental authority from conducting any material part of its business affairs and such order is not completely stayed, to the satisfaction of the Lender, or dissolved within two business days from the effective date of such order.”.

This letter amendment shall be effective as of the date first above stated on the date (the “Effective Date”) on which the Lender receives a copy of this letter amendment executed by the Borrowers together with:

(a) the PSC Guaranty appropriately completed and duly executed by all PSCs that are in existence of the date of this letter amendment;

(b) a PSC Security Agreement appropriately completed and duly executed by each of the above described PSCs, respectively:

(c) the organizational documents for each of the above described PSCs;

(d) the resolutions of the directors of each of the above described PSCs authorizing the execution, delivery and performance of the Loan Documents to which such PSC is a party;

(e) a certificate by the secretary or assistant secretary of each of the above described PSCs certifying the names of the managers or officers of such PSC authorized to sign the Loan Documents to which such PSC is a party on behalf of such PSC together with a sample of the true signatures of such managers or officers;

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

(f) Certificates of Good Standing for each of the above described PSCs of recent date issued by the Secretary of State of the state of such PSC’s organization and each other state required by the Lender;

(g) evidence of insurance required by any PSC Security Agreement; and

(h) such other documents, instruments or certificates as the Lender may request.

By executing this letter amendment, the Borrowers jointly and severally represent and warrant to the Lender that:

(a) The execution, delivery and performance by each Borrower of the Loan Agreement, as amended through this letter amendment, and the other Loan Documents to which any Borrower is a party have been duly authorized by all necessary corporate or company action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of any Borrower’s certificate of incorporation, certificate of organization, bylaws, operating agreement, member control agreement or any other of such Borrower’s organizational documents, or any agreement binding on or applicable to any Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to any Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any Borrower’s property pursuant to the provisions of any agreement applicable to such Borrower or any of its property;

(b) The representations and warranties contained in Section 6 of the Loan Agreement are true and correct as of the date hereof as though made on that date after giving effect to this letter amendment except that the representations and warranties set forth in Section 6(i) of the Loan Agreement to the financial statements of the Borrowers shall be deemed to be a reference to the audited and unaudited financial statements of the Borrowers, as the case may be, then most recently delivered to the Lender pursuant to Section 7(a)(i) or (ii) of the Loan Agreement, as the case may be;

(c) The Loan Agreement, as amended by this letter amendment, and the other Loan Documents to which any Borrower is a party remain in full force and effect, are the legal, valid and binding obligations of such Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies;

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

(d) No events have taken place and no circumstances exist at the date hereof which would give any Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the obligations of such Borrower under the Loan Agreement or any other Loan Document; and (ii) each Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which such Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to such Borrower in connection with the Loan Documents and the transactions related thereto; and

(e) After giving effect to this letter amendment, no Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this letter amendment.

By executing this letter amendment, the Borrowers further agree with the Lender that:

(a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference to the “Loan Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Loan Agreement in any other Loan Document shall mean and be a reference to the Loan Agreement as amended hereby; and

(b) the execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any of the Lender’s rights, powers or remedies under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any such Loan Document.

By executing this letter amendment, the Borrower further agrees to pay to the Lender on demand all of the Lender’s costs and expenses in connection with the preparation, reproduction, execution and delivery of this letter amendment and the other documents to be delivered hereunder, including the Lender’s reasonable attorneys’ fees and legal expenses.

This letter amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document.

On the “Effective Date” of this letter amendment, the Lender agrees to release $700,000.00 of the Cash Collateral Amount and to transfer such amount to operating account number 2283049548.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Virtual Radiologic Professionals, LLC

Virtual Radiologic Corporation

March 27, 2006

Very truly yours,

Associated Commercial Finance, Inc.

By:	/s/ Kevin Flaherty
Name:	Kevin Flaherty
Its:	AVP & Relationship Manager

Accepted, acknowledged and agreed to this              day of March, 2006.

Virtual Radiologic Professionals, LLC

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Its:	President

Virtual Radiologic Corporation

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Its:	CEO

Subscribed and sworn to by each of the foregoing before me this 27 day of March, 2006

/s/ Cynthia S. Riedel
Notary Public

SIGNATURE PAGE: LOAN AGREEMENT AMENDMENT